EXHIBIT 99.1

Adaptive Biotechnologies Reports Third Quarter 2023 Financial Results and Provides Business Update

SEATTLE, Nov. 09, 2023 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended September 30, 2023.

“We have two compelling businesses in MRD and Immune Medicine, which continue to make significant progress in divergent ways,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “Given the advancements achieved to date by each business and their respective investment needs, we are conducting a review of strategic alternatives to maximize value for our patients and shareholders.”

Recent Highlights

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Strategic review underway with Goldman Sachs to maximize the value of the MRD and Immune Medicine businesses.
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Revenue for the third quarter 2023 was $37.9 million, representing a 21% decrease from the third quarter 2022 driven primarily by a 61% reduction in GNE amortization and a 14% decrease in MRD pharma services and IM pharma services largely due to biopharmaceutical industry headwinds.
•
clonoSEQ test volume in the third quarter 2023 grew 56% to 15,072 tests delivered versus the third quarter of prior year.
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Immune Medicine achieved a key milestone with the discovery of a novel target in multiple sclerosis, which validates our target discovery approach in autoimmune disorders.
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Operating expenses, excluding cost of revenue, for the third quarter 2023 decreased 11% versus the same period last year as a result of continued operating efficiencies efforts.

Third Quarter 2023 Financial Results

Revenue was $37.9 million for the quarter ended September 30, 2023, representing a 21% decrease from the third quarter in the prior year. Immune Medicine revenue was $13.3 million for the quarter, representing a 52% decrease from the third quarter in the prior year. MRD revenue was $24.7 million for the quarter, representing a 24% increase from the third quarter in the prior year.

Operating expenses were $88.9 million for the third quarter of 2023, compared to $93.3 million in the third quarter of the prior year, representing a decrease of 5%. Interest expense from our revenue interest purchase agreement was $3.7 million for the third quarter of 2023, compared to $0.7 million in the third quarter of the prior year.

Net loss was $50.3 million for the third quarter of 2023, compared to $45.3 million for the same period in 2022.

Adjusted EBITDA (non-GAAP) was a loss of $29.8 million for the third quarter of 2023, compared to a loss of $25.9 million for the third quarter of the prior year.

Cash, cash equivalents and marketable securities was $371.1 million as of September 30, 2023.

2023 Financial Guidance Update

In light of the strategic review and evolving focus of Immune Medicine as a drug discovery business, Adaptive Biotechnologies is updating full year 2023 revenue guidance to exclude revenue from the Immune Medicine business.

MRD business full year 2023 revenue to be in the range of $100 million to $105 million.

Total company operating expenses, including cost of revenue, for full year 2023 to be around $375 million.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its third quarter 2023 financial results after market close on Thursday, November 9, 2023 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, restructuring expense and share-based compensation expense. We have provided a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our March 2022 restructuring and reduction in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$37,919	$47,830	$124,492	$130,110
Operating expenses
Cost of revenue	19,346	14,907	55,937	41,320
Research and development	28,533	35,658	93,371	110,534
Sales and marketing	20,493	21,513	66,673	71,887
General and administrative	20,075	20,755	63,208	66,099
Amortization of intangible assets	428	428	1,270	1,270
Total operating expenses	88,875	93,261	280,459	291,110
Loss from operations	(50,956)	(45,431)	(155,967)	(161,000)
Interest and other income, net	4,282	765	10,918	1,454
Interest expense	(3,652)	(653)	(10,788)	(653)
Net loss	(50,326)	(45,319)	(155,837)	(160,199)
Add: Net loss attributable to noncontrolling interest	26	38	28	136
Net loss attributable to Adaptive Biotechnologies Corporation	$(50,300)	$(45,281)	$(155,809)	$(160,063)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.35)	$(0.32)	$(1.08)	$(1.12)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	144,704,868	142,928,654	144,208,940	142,334,342

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$88,713	$90,030
Short-term marketable securities (amortized cost of $282,669 and $412,282, respectively)	282,419	408,166
Accounts receivable, net	31,211	40,057
Inventory	19,490	14,453
Prepaid expenses and other current assets	13,404	9,440
Total current assets	435,237	562,146
Long-term assets
Property and equipment, net	76,749	83,447
Operating lease right-of-use assets	75,263	80,763
Restricted cash	2,921	2,398
Intangible assets, net	5,557	6,827
Goodwill	118,972	118,972
Other assets	2,983	2,064
Total assets	$717,682	$856,617
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$4,483	$8,084
Accrued liabilities	10,151	12,424
Accrued compensation and benefits	10,648	15,935
Current portion of operating lease liabilities	9,482	9,230
Current portion of deferred revenue	55,340	64,115
Current portion of revenue interest liability, net	3,194	—
Total current liabilities	93,298	109,788
Long-term liabilities
Operating lease liabilities, less current portion	91,824	98,772
Deferred revenue, less current portion	44,194	58,599
Revenue interest liability, net, less current portion	126,729	125,360
Total liabilities	356,045	392,519
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at September 30, 2023 and December 31, 2022; no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at September 30, 2023 and December 31, 2022; 144,772,751 and 143,105,002 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	14	14
Additional paid-in capital	1,436,859	1,387,349
Accumulated other comprehensive loss	(250)	(4,116)
Accumulated deficit	(1,074,891)	(919,082)
Total Adaptive Biotechnologies Corporation shareholders’ equity	361,732	464,165
Noncontrolling interest	(95)	(67)
Total shareholders’ equity	361,637	464,098
Total liabilities and shareholders’ equity	$717,682	$856,617

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to Adaptive Biotechnologies Corporation	$(50,300)	$(45,281)	$(155,809)	$(160,063)
Interest and other income, net	(4,282)	(765)	(10,918)	(1,454)
Interest expense	3,652	653	10,788	653
Depreciation and amortization expense	5,763	5,383	16,839	15,634
Restructuring expense	—	—	—	2,023
Share-based compensation expense	15,336	14,142	47,352	41,183
Adjusted EBITDA	$(29,831)	$(25,868)	$(91,748)	$(102,024)